EXHIBIT 99.1

Nile Therapeutics Appoints Pedro Granadillo to Board of Directors

BERKELEY, Calif., Oct. 18, 2007 /PRNewswire-FirstCall/ – Nile Therapeutics, Inc. (OTCBB: NILT.OB), a biopharmaceutical company focused on developing therapies for cardiovascular disease, announced today that Mr. Pedro Granadillo was appointed on October 16, 2007 to serve on its board of directors. Mr. Granadillo is a highly-respected pharmaceutical industry leader with over 30 years of experience in corporate management, human resources, manufacturing and quality assurance.

“We are pleased to welcome such a widely respected and experienced senior pharmaceutical executive to our Board of Directors,” said Peter Strumph, Chief Executive Officer of Nile. “Pedro brings to Nile more than three decades of industry knowledge and extensive pharmaceutical development and management experience. As we continue to drive our programs forward, it is imperative that we leverage the strategic guidance of leaders like Pedro who have a proven track record in drug development, corporate strategy and building effective teams and infrastructure.”

Mr. Granadillo served as Senior Vice President for Eli Lilly and Company (“Lilly”) until 2004 when he retired after 34 years of service. He was a member of Lilly’s Policy Committee, which was comprised of its top seven executives. As Lilly’s top human resources, manufacturing and quality executive, he was responsible for policies affecting a global workforce of more than 45,000 employees, as well as, a broad network of manufacturing facilities for its extensive line of products. Mr. Granadillo led initiatives that brought Lilly wide recognition as a progressive employer. He also oversaw more than 20 sites and 13,000 employees involved in the manufacturing of Lilly’s conventional “small-molecule” pharmaceuticals and “large-molecule” biotech therapies.

“I am honored to join Nile’s board of directors,” said Mr. Granadillo. “I look forward to working with the entire Nile management team as they move its pre-clinical and clinical pipeline forward and advance the company’s strategic business objectives.”

Mr. Granadillo is currently a member of the boards of directors of First Indiana Bank, Indianapolis, IN; Haemonetics Corporation of Braintree, MA; Noven Pharmaceuticals, Miami, FL; and Purdue University Research Foundation. Mr. Granadillo earned his B.S. degree in Industrial Engineering from Purdue University.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical need. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel chimeric peptide in Phase I studies for the treatment of heart failure, and 2NTX-99, a small molecule, pre-clinical, anti-atherothrombotic agent with nitric oxide donating properties. A key component of the Company’s strategy is to acquire the global rights to additional compounds to expand its portfolio. More information on Nile can be found at www.nilethera.com.

Contact:

Daron Evans

Chief Financial Officer

Nile Therapeutics, Inc.

510-281-7700

info@nilethera.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, outlook, milestones, the success of Nile’s product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Form 8-K filed with the Securities and Exchange Commission on September 21, 2007. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Source: Nile Therapeutics, Inc.

CONTACT: Daron Evans, Chief Financial Officer, Nile Therapeutics, Inc.,

+1-510-281-7700, info@nilethera.com

Web site: http://www.nilethera.com/